EX-99.Cert 12 (b)

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of the Form N-CSR filed with the Securities and Exchange Commission for the period ended March 31, 2017, of NB Crossroads Private Markets Fund IV Holdings LLC (the “Company”).

Each of the undersigned officers of the Company hereby certified that, to the best of such officer’s knowledge:

(i)	The Registrant’s report on Form N-CSR fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

(ii)	The information contained in the Registrant’s report on Form N-CSR fairly presents, in all material respects, the financial condition and results of operation of the Company.

June 23, 2017	/s/ Robert Conti
Date	Robert Conti
Chief Executive Officer and President
(Principal Executive Officer)

June 23, 2017	/s/ John M. McGovern
Date	John M. McGovern
Treasurer
(Principal Financial Officer)